Exhibit 99.1

SANDRIDGE ENERGY, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

The following unaudited pro forma condensed financial information reflects the historical results of SandRidge Energy, Inc. (“SandRidge”) adjusted on a pro forma basis to give effect to its conveyance of royalty interests in certain oil and natural gas properties located in Andrews County, Texas (the “Royalty Interests”) to SandRidge Permian Trust. SandRidge’s historical results have also been adjusted to give effect to SandRidge’s July 2010 acquisition of Arena Resources, Inc. (“Arena”). These transactions are described further below.

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SandRidge Permian Trust. On May 25, 2011, SandRidge and SandRidge Permian Trust (the “Trust”), a newly formed Delaware trust, filed a registration statement with the U.S. Securities and Exchange Commission (the “SEC”) relating to the initial public offering of common units representing beneficial interests in the Trust. In connection with the offering, SandRidge will convey to the Trust the Royalty Interests in exchange for the net proceeds from the offering and units representing approximately 40% of the beneficial interest of the Trust. The Royalty Interests will entitle the Trust to a percentage of the proceeds received by SandRidge from the production of oil, natural gas and natural gas liquids from currently producing wells and development wells to be drilled by SandRidge within an area of mutual interest. SandRidge intends to use the net proceeds from the offering to repay borrowings under its senior credit facility and for general corporate purposes.

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Arena Acquisition. On July 16, 2010, SandRidge completed the acquisition of all of the outstanding shares of common stock of Arena, referred to herein as the Arena Acquisition. In connection with the acquisition, SandRidge paid $4.50 in cash and issued 4.7771 shares of SandRidge common stock for each share of Arena common stock outstanding for a total value per share of $35.79, based upon the $6.55 closing price of SandRidge common stock on July 16, 2010, the closing date of the acquisition. The consideration received by Arena shareholders was valued at $1.4 billion in the aggregate. SandRidge was the surviving parent company after completion of the acquisition. Arena was an oil and natural gas exploration, development and production company with operations in Texas, Oklahoma, Kansas and New Mexico.

The unaudited pro forma condensed balance sheet is based on the unaudited March 31, 2011 SandRidge balance sheet and gives effect to the conveyance of the Royalty Interests as if it occurred on that date. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2010 is based on the audited statement of operations of SandRidge for the year ended December 31, 2010 and the unaudited statement of operations of Arena for the period from January 1, 2010 through July 16, 2010, and includes pro forma adjustments to give effect to the Arena Acquisition and the Royalty Interests conveyance as if those transactions occurred on January 1, 2010. The unaudited pro forma condensed statement of operations for the three months ended March 31, 2011 gives effect to the Royalty Interests conveyance as if it occurred on January 1, 2011.

The pro forma adjustments reflecting the Arena Acquisition under the acquisition method of accounting and the Royalty Interests conveyance are preliminary and include the use of estimates and assumptions as described in the related notes. The pro forma adjustments are based on information available to management at the time these pro forma financial statements were prepared. SandRidge believes the estimates and assumptions used are reasonable and the significant effects of the transactions are properly reflected. However, estimates and assumptions are subject to change as additional information becomes available. To the extent there are significant changes in these amounts, the assumptions and estimates herein could change significantly. The pro forma statement for the year ended December 31, 2010 does not reflect any cost savings (or associated costs to achieve such savings) from the operating efficiencies, synergies or other restructuring that could result from the Arena Acquisition.

These unaudited pro forma financial statements are for informational purposes only. They do not purport to present the results that would have actually occurred had the transactions described above been completed on the assumed dates or for the periods presented, or which may be realized in the future. These unaudited pro forma financial statements should be read in conjunction with the accompanying footnotes, SandRidge’s Annual Report on Form 10-K for the year ended December 31, 2010, its Quarterly Report on Form 10-Q for the three months ended March 31, 2011, and SandRidge’s and the Trust’s Registration Statement on Forms S-3 and S-1 filed by SandRidge and the Trust with the SEC on May 25, 2011.

SANDRIDGE ENERGY, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED BALANCE SHEET

AS OF MARCH 31, 2011

		SandRidge
		Permian Trust
	SandRidge	Pro Forma		SandRidge
	Historical	Adjustments		Pro Forma
	(In thousands)

ASSETS
Current assets
Cash and cash equivalents	$8,537	$231,710	(a)	$240,247
Accounts receivable, net	164,087	—		164,087
Derivative contracts	781	—		781
Inventories	4,278	—		4,278
Other current assets	21,112	—		21,112

Total current assets	198,795	231,710		430,505

Oil and natural gas properties, using full cost method of accounting
Proved	8,388,198	—		8,388,198
Unproved	571,447	—		571,447
Less: accumulated depreciation, depletion and impairment	(4,554,435)	—		(4,554,435)

	4,405,210	—		4,405,210

Other property, plant and equipment, net	506,629	—		506,629
Restricted deposits	27,876	—		27,876
Goodwill	235,182	—		235,182
Other assets	71,776	—		71,776

Total assets	$5,445,468	$231,710		$5,677,178

LIABILITIES AND EQUITY
Current liabilities
Current maturities of long-term debt	$1,004	$—		$1,004
Accounts payable and accrued expenses	376,264	—		376,264
Billings and estimated contract loss in excess of costs incurred	32,243	—		32,243
Derivative contracts	234,059	—		234,059
Asset retirement obligation	25,360	—		25,360

Total current liabilities	668,930	—		668,930

Long-term debt	3,171,385	(323,500	)(a)	2,847,885
Derivative contracts	260,192	—		260,192
Asset retirement obligation	94,293	—		94,293
Other long-term obligations	9,409	—		9,409

Total liabilities	4,204,209	(323,500)		3,880,709

Commitments and contingencies

Equity
SandRidge Energy, Inc. stockholders’ equity
Preferred stock, $0.001 par value, 50,000 shares authorized
8.5% Convertible perpetual preferred stock; 2,650 shares issued and outstanding at March 31, 2011; aggregate liquidation preference of $265,000	3	—		3
6.0% Convertible perpetual preferred stock; 2,000 shares issued and outstanding at March 31, 2011; aggregate liquidation preference of $200,000	2	—		2
7.0% Convertible perpetual preferred stock; 3,000 shares issued and outstanding at March 31, 2011; aggregate liquidation preference of $300,000	3	—		3
Common stock, $0.001 par value, 800,000 shares authorized; 410,649 issued and 410,098 outstanding at March 31, 2011	398	—		398
Additional paid-in capital	4,539,565	—		4,539,565
Treasury stock, at cost	(4,145)	—		(4,145)
Accumulated deficit	(3,305,860)	—		(3,305,860)

Total SandRidge Energy, Inc. stockholders’ equity	1,229,966	—		1,229,966
Noncontrolling interest	11,293	555,210	(a)	566,503

Total equity	1,241,259	555,210		1,796,469

Total liabilities and equity	$5,445,468	$231,710		$5,677,178

The accompanying notes are an integral part of this unaudited pro forma financial information.

SANDRIDGE ENERGY, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2010

			Arena		SandRidge	SandRidge
			Acquisition		As Adjusted	Permian Trust		SandRidge
	SandRidge	Arena	Pro Forma		for Arena	Pro Forma		Pro Forma
	Historical	Historical	Adjustments		Acquisition	Adjustments		Combined
	(In thousands, except per share amounts)
Revenues
Oil and natural gas	$774,763	$114,833	$—		$889,596	$—		$889,596
Drilling and services	28,543	—	—		28,543	—		28,543
Midstream and marketing	100,118	—	—		100,118	—		100,118
Other	28,312	—	—		28,312	—		28,312

Total revenues	931,736	114,833	—		1,046,569	—		1,046,569

Expenses
Production	237,863	12,382	—		250,245	—		250,245
Production taxes	29,170	6,014	—		35,184	—		35,184
Drilling and services	22,368	—	—		22,368	—		22,368
Midstream and marketing	90,149	—	—		90,149	—		90,149
Depreciation and depletion - oil and natural gas	275,335	28,853	24,596	(b)	328,784	—		328,784
Depreciation, depletion and amortization - other	50,776	243	—		51,019	—		51,019
General and administrative	179,565	31,842	(27,587	)(c)	183,820	900	(g)	184,720
Loss (gain) on derivative contracts	50,872	(1,124)	—		49,748	—		49,748
Loss on sale of assets	2,424	—	—		2,424	—		2,424

Total expenses	938,522	78,210	(2,991)		1,013,741	900		1,014,641

(Loss) income from operations	(6,786)	36,623	2,991		32,828	(900)		31,928

Other income (expense)
Interest income	296	197	—		493	—		493
Interest expense	(247,738)	—	(2,504	)(d)	(250,242)	9,549	(h)	(240,693)
Other income, net	2,558	—	—		2,558	—		2,558

Total other (expense) income	(244,884)	197	(2,504)		(247,191)	9,549		(237,642)

(Loss) income before income taxes	(251,670)	36,820	487		(214,363)	8,649		(205,714)
Income tax (benefit) expense	(446,680)	23,100	424,400	(e)	820	—		820

Net income (loss)	195,010	13,720	(423,913)		(215,183)	8,649		(206,534)
Less: net income attributable to noncontrolling interest	4,445	—	—		4,445	28,721	(i)	33,166

Net income (loss) attributable to SandRidge Energy, Inc.	190,565	13,720	(423,913)		(219,628)	(20,072)		(239,700)
Preferred stock dividends and accretion	37,442	—	—		37,442	—		37,442

Income available (loss applicable) to SandRidge Energy, Inc. common stockholders	$153,123	$13,720	$(423,913)		$(257,070)	$(20,072)		$(277,142)

Income (loss) per share available (applicable) to SandRidge Energy, Inc. common stockholders
Basic	$0.52				$(0.65)			$(0.70)

Diluted	$0.52				$(0.65)			$(0.70)

Weighted average number of SandRidge Energy, Inc. common shares outstanding
Basic	291,869		102,585	(f)	394,454			394,454

Diluted	315,349		79,105	(f)	394,454			394,454

The accompanying notes are an integral part of this unaudited pro forma financial information.

SANDRIDGE ENERGY, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2011

	SandRidge Historical	SandRidge Permian Trust Pro Forma Adjustments		SandRidge Pro Forma
	(In thousands, except per share amounts)
Revenues
Oil and natural gas	$266,942	$—		$266,942
Drilling and services	21,034	—		21,034
Midstream and marketing	22,258	—		22,258
Other	2,614	—		2,614

Total revenues	312,848	—		312,848

Expenses
Production	73,957	—		73,957
Production taxes	10,575	—		10,575
Drilling and services	15,041	—		15,041
Midstream and marketing	22,283	—		22,283
Depreciation and depletion - oil and natural gas	73,886	—		73,886
Depreciation and amortization - other	13,093	—		13,093
General and administrative	34,414	225	(g)	34,639
Loss on derivative contracts	277,628	—		277,628
Gain on sale of assets	(201)	—		(201)

Total expenses	520,676	225		520,901

Loss from operations	(207,828)	(225)		(208,053)

Other income (expense)
Interest income	5	—		5
Interest expense	(59,443)	2,247	(h)	(57,196)
Loss on extinguishment of debt	(36,181)	—		(36,181)
Other income, net	1,197	—		1,197

Total other expense	(94,422)	2,247		(92,175)

Loss before income taxes	(302,250)	2,022		(300,228)
Income tax expense	88	—		88

Net loss	(302,338)	2,022		(300,316)
Less: net income attributable to noncontrolling interest	6	9,656	(i)	9,662

Net loss attributable to SandRidge Energy, Inc.	(302,344)	(7,634)		(309,978)
Preferred stock dividends	13,940	—		13,940

Loss applicable to SandRidge Energy, Inc. common stockholders	$(316,284)	$(7,634)		$(323,918)

Loss per share
Basic	$(0.79)			$(0.81)

Diluted	$(0.79)			$(0.81)

Weighted average number of common shares outstanding
Basic	398,251			398,251

Diluted	398,251			398,251

The accompanying notes are an integral part of this unaudited pro forma financial information.

SANDRIDGE ENERGY, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

1.	Basis of Presentation

The unaudited pro forma condensed balance sheet as of March 31, 2011 is based on the SandRidge Energy, Inc. (“SandRidge”) unaudited March 31, 2011 balance sheet and assumes conveyance of royalty interests in certain oil and natural gas properties located in Andrews County, Texas by SandRidge to SandRidge Permian Trust (the “Trust”), a Delaware statutory trust formed in May 2011 by SandRidge, on that date. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2010 is based on the audited statement of operations of SandRidge for the year ended December 31, 2010 and the unaudited statement of operations of Arena Resources, Inc. (“Arena”) for the period from January 1, 2010 through July 16, 2010, and includes pro forma adjustments to give effect to SandRidge’s acquisition of Arena (“Arena Acquisition”) in July 2010 and SandRidge’s conveyance of the royalty interests described above as if those transactions occurred on January 1, 2010. The unaudited pro forma condensed consolidated statement of operations for the three months ended March 31, 2011 is based on the unaudited statement of operations of SandRidge for the three months ended March 31, 2011 and gives effect to SandRidge’s conveyance of the royalty interests as if it occurred on January 1, 2011.

Consolidation of the Trust by SandRidge. In accordance with Accounting Standards Codification Topic 810, including the guidance in Accounting Standards Update 2009-17, SandRidge consolidates the activities of variable interest entities of which it is the primary beneficiary. SandRidge has determined that it is the primary beneficiary of the Trust and that it will consolidate the activities of the Trust with its results for periods subsequent to the Trust’s initial public offering (“IPO”). In consolidation, the Trust’s net income attributable to common units of the Trust owned by third parties will be reflected as noncontrolling interest. Accordingly, the pro forma impact of the royalty interest conveyance primarily is limited to giving effect to noncontrolling interest accounting.

SandRidge believes that the assumptions used provide a reasonable basis for presenting the effects directly attributable to these transactions. These unaudited pro forma financial statements should be read in conjunction with SandRidge’s and the Trust’s Registration Statement filed on Forms S-3 and S-1 with the United States Securities and Exchange Commission by SandRidge and the Trust on May 25, 2011, SandRidge’s Annual Report on Form 10-K for the year ended December 31, 2010, and its Quarterly Report on Form 10-Q for the three months ended March 31, 2011.

2.	Pro Forma Adjustments

The following adjustments were made in the preparation of the unaudited pro forma financial information:

(a)	Adjustment to reflect estimated proceeds from the Trust’s issuance of 29,850,000 common units to third parties through its IPO at an assumed price of $20 per unit net of estimated underwriting fees and offering expenses. Net proceeds will be used to reduce amounts outstanding, if any, under SandRidge’s senior credit facility and for general and corporate purposes, which may include funding of SandRidge’s drilling obligation to the Trust. Amounts outstanding under the senior credit facility totaled $323.5 million at March 31, 2011.

(b)	Adjustment to recognize additional depletion attributable to the Arena Acquisition properties for the year ended December 31, 2010, using the unit of production method under the full cost method of accounting, as if the acquisition had taken place on January 1, 2010.

(c)	Adjustment to reflect the elimination of non-recurring expenses related to the Arena Acquisition that are reflected in the historical SandRidge or Arena income statement for the year ended December 31, 2010:

Acquisition costs(1)	$19,017
Stock compensation expense(2)	4,626
Cancelled options(3)	3,944

Total non-recurring expenses	$27,587

(1)	Expenses incurred by both SandRidge and Arena related to the Arena Acquisition, including professional fees and employee severance.
(2)	Stock compensation expense related to restricted stock awards of Arena common stock granted immediately prior to and in conjunction with the Arena Acquisition that were assumed by SandRidge.
(3)	Expense related to out-of-the-money Arena options that vested and cancelled at the time of the merger.

(d)	Adjustment to recognize additional interest expense related to the $177.9 million drawn on SandRidge’s senior credit facility to fund the cash portion of the Arena Acquisition purchase price. Additional interest expense was based upon the average annual interest rate paid on amounts outstanding under SandRidge’s senior credit facility during the period from January 1, 2010 to July 16, 2010.

(e)	Adjustment to reverse Arena’s historical income tax provision for the period from January 1, 2010 through July 16, 2010 and reverse the release of a portion of SandRidge’s valuation allowance for the year ended December 31, 2010. A deferred tax liability resulted from the step-up in basis on the property acquired from Arena. This deferred tax liability was offset with SandRidge’s existing net deferred tax asset, resulting in the release of $447.5 million of valuation allowance against SandRidge’s existing net deferred tax asset. The release of the valuation allowance is considered non-recurring and therefore reversed in the pro forma condensed combined statement of operations for the year ended December 31, 2010.

(f)	Total shares issued in connection with the Arena Acquisition consisted of (i) approximately 188.9 million shares issued in exchange for 39.5 million shares of outstanding Arena common stock and (ii) 1.4 million shares issued in exchange for outstanding options to purchase Arena common stock considered in-the-money (based on the closing price of $35.98 per share of Arena common stock on July 16, 2010) that converted into shares of SandRidge common stock in accordance with the merger agreement.

(g)	The Trust’s general and administrative expenses are estimated at $1.2 million annually and include an annual administrative services fee of $0.3 million payable by the Trust to SandRidge that will be eliminated in consolidation.

(h)	Adjustment to reflect reduction of interest expense due to repayment of amounts outstanding under senior credit facility with proceeds from the Trust’s IPO.

(i)	Reflects net income of the Trust attributable to an assumed third party beneficial ownership of 60%. Such amounts were estimated based on pro forma distributable income of the Trust of $60.5 million less estimated depletion of $12.6 million for the year ended December 31, 2010 and on pro forma distributable income of $19.6 million less estimated depletion of $3.5 million for the three months ended March 31, 2011.